BYLAWS, KETNER GLOBAL INVESTMENTS, INC.
                                 Exhibit 3.2

                                    BYLAWS
                                      OF
                        KETNER GLOBAL INVESTMENTS, INC.

                              ARTICLE 1. OFFICES

     The principal office of the corporation shall be located in Little Rock, Arkansas, or such other place as the Board of Directors may designate. The corporation may have such other offices, either within or without the state of its incorporation, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                            ARTICLE 2. SHAREHOLDERS

     SECTION 2.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held in the month of January of each year. The precise time and place for the meeting shall be determined by the Board of Directors in advance of the meeting. The purpose of the annual meeting shall be for the election of directors and for the transaction of other business as may come before the meeting. If the election of directors shall not be held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

     SECTION 2.2 SPECIAL MEETING. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than ten percent of all the outstanding shares of the corporation entitled to vote at the meeting.

                                       1

     SECTION 2.3 PLACE OF MEETING. The Board of Directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place as the place for the holding of such meeting.

     SECTION 2.4 NOTICE OF MEETING. Written or printed notice stating the place, date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than seven (7) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     SECTION 2.5 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD. In the event there exists at any time more than one shareholder, for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than thirty (30) days and, in case of a meeting of shareholders, not less than five (5) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date of which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders has been made, as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

                                       2

      SECTION 2.6 QUORUM. In the event there exists at any time more than one shareholder, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      SECTION 2.7 PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by shareholder or by its duly authorized attorney-in-fact. Such proxy shall be filed with any officer of the corporation before or at the time of the meeting. No proxy shall be valid after three months from the date of its execution, unless otherwise provided in the proxy.

      SECTION 2.8 CUMULATIVE VOTING. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

                                       3

     SECTION 2.9 INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                         ARTICLE 3. BOARD OF DIRECTORS

     SECTION 3.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

     SECTION 3.2 NUMBER, TENURE AND QUALIFICATIONS. The initial number of directors of the corporation shall be One. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the state of incorporation or shareholders of the corporation.

     SECTION 3.3 MEETINGS. Regular meetings of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. Special meetings may be called at the request of the President or any one director. The person or persons authorized to call special meetings may fix any place, either within or without the state of incorporation, as the place for holding any special meeting of the Board of Directors called by them.

                                       4

     SECTION 3.4 NOTICE. Notice of any special meeting shall be given at least seven (7) days previously thereto by written notice delivered personally or mailed to each director at his business address, or by facsimile at the number provided to the company for such purpose. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by facsimile, such notice shall be deemed to be delivered when confirmation of receipt is received. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      SECTION 3.5 QUORUM. A majority of all of the directors currently holding office shall constitute a quorum for the transaction of business at any meeting of the directors.

      SECTION 3.6 TELEPHONE MEETING. A Board meeting may be conducted by conference among directors using any means of communication through which the directors may simultaneously hear each other during the conference if the number of directors participating in the conference constitutes a quorum. Any director's participation at any meeting by means of communication through which the director, other directors so participating, and all directors physically present at the meeting, may simultaneously hear each other shall constitute presence and participation at the meeting of the Board.

                                       5

      SECTION 3.7 ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at any Board meeting. Such consent or opposition must be counted as a vote in favor of or against the proposal and must be entered in the Minutes or other record of the action of the meeting if the proposal acted on is substantially the same, or has substantially the same effect, as the proposal to which the director has consented or objected. Any such written consent shall contain the following information: (a) the name of the absent director; (b) a brief statement of the proposal which the absent director consents to or opposes; (c) whether the absent director consents to or opposes the proposal; (d) the date of the meeting to which the consent or opposition applies; and (e) the signature of the absent director. No written consent or opposition is valid for any meetings other than the single meeting specified in the notice and continuation of any meeting temporarily adjourned prior to the completion of the business before the Board at such meeting.

     SECTION 3.8 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     SECTION 3.9 ACTION WITHOUT A MEETING. The Board of Directors may take written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. The writing shall be effective when signed unless a different effective time is provided in the written action. In the event all of the directors do not sign the written action, those directors not signing shall be notified by delivering or mailing to them, within three (3) days of the date the written action was completed, the text of the written action and its effective date.

                                       6

     SECTION 3.10 VACANCIES. Vacancies on the Board of Directors resulting from the death, resignation, removal, or disqualification of a director may be filled by the affirmative vote of the majority of the remaining directors even though the remaining directors constitute less than a quorum. Vacancies on the Board resulting from a newly-created directorship shall be filled by a vote of the shareholders taken at any annual or special meeting of the Shareholders.

                              ARTICLE 4. OFFICERS

     SECTION 4.1 NUMBER. The officers of the corporation shall be a President, a Vice President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

     SECTION 4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereafter provided.

     SECTION 4.3 REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                                       7

      SECTION 4.4 PRESIDENT. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. The President may sign, individually or with any proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President, and such other duties as may be prescribed by the Board of Directors from time to time.

      SECTION 4.5 VICE PRESIDENT. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President in the order of his election, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation.

      SECTION 4.6 SECRETARY. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given, in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each shareholder, which shall be furnished to the Secretary by such shareholder; (e) sign, with the President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

                                       8


      SECTION 4.7 TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety as the Board of Directors shall determine. He shall:
(a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors.

      SECTION 4.8 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

	  ARTICLE 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      SECTION 5.1 INDEMNIFICATION. Each Director and officer, whether or not then in office, shall be indemnified by the corporation against all judgments, fines, penalties, settlements and reasonable expenses, including reasonable attorneys' fees and costs imposed upon him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a director or officer of the corporation. Said expenses shall include the cost of reasonable settlements made with a view to curtailment of costs of litigation.

                                       9

The corporation shall not, however, be required to indemnify any director or officer if:

(a) The Director or officer has been indemnified by another organization or plan for the same judgments, penalties, fines, or costs with respect to the same proceeding and the same acts or omissions;
(b) The liability of the Director or officer was the result of his or her lack of good faith;
(c) The Director or officer received improper personal benefit or the conduct complained of resulted from a conflict of interest involving the Director or officer unless authorized by the laws of the State of Nevada;
(d) In the case of any criminal proceeding, the Director or officer had reasonable cause to believe the conduct was unlawful, or the Director or officer believed the conduct involved was opposed to the best interest of the corporation; or
(e) The Director or officer failed to give reasonable notice of the claim or proceeding.

                     ARTICLE 6. CERTIFICATES AND TRANSFER

      SECTION 6.1 CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or other officer designated by the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued there for upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

      SECTION 6.2 TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificates for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                            ARTICLE 7. FISCAL YEAR

      The accounting year of the corporation shall begin on January 1 and end on December 31.
                             ARTICLE 8. DIVIDENDS

      The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                          ARTICLE 9. WAIVER OF NOTICE

      Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the laws of the state of Nevada, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                      10

                            ARTICLE 10. AMENDMENTS

      These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors, provided written notice of the proposed bylaw change was provided to the Board members no later than five (5) days before the meeting.

Adopted this 31st day of December, 2005.


         /s/ James W. Ketner
         -------------------
             James W. Ketner